SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             Sonic Automotive, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                    56-2010790
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


5401 East Independence Boulevard
P.O. Box 18747
Charlotte, North Carolina                   28218
(Address of principal executive offices)    (zip code)


If this form relates to the registration    If this form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to General   securities and is to become
Instruction A(c)(1) please check the        effective simultaneously with the
following box ____                          effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box   ____

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered
-----------------------------------------     ---------------------------------
   Class A Common Stock, par value $.01          New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                             ---------------------
                                (Title of class)

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Item 1.           Description of Registrant's Securities to be Registered

                  A description of the Registrant's Class A Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Preliminary Prospectus dated August 8, 1997 in the form first filed pursuant to Rule 430 of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on August 8, 1997 (the "Preliminary Prospectus"), which is incorporated herein by reference. The Preliminary Prospectus forms a part of the Registrant's Registration Statement on Form S-1 (No. 333-33295) filed with the Commission on August 8, 1997.

Item 2.           Exhibits.

                  Pursuant to Instruction II, the following exhibits will be filed with the New York Stock Exchange, Inc. but not with the Securities and Exchange Commission as part of this registration statement on Form 8-A.

         1.1 Registration Statement on Form S-1 (Registration No. 333-33295) of Sonic Automotive, Inc. (the "Registration Statement"), as filed with the Securities and Exchange Commission on August 8, 1997.

         1.2 Amendment No. 1 to the Registration Statement, as filed with the Securities and Exchange Commission on August 29, 1997.

         2.       Not applicable.

         3.       Not applicable.

         4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

         5. Specimen of the Registrant's Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         6.       Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 19, 1997                     SONIC AUTOMOTIVE, INC.


                                              By:     /s/ Theodore M. Wright
                                                      Theodore M. Wright
                                                      Chief Financial Officer

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